SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 29, 2003
Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.
(as Depositor with respect to the issuance of Sequoia Mortgage
Trust 2003-4, Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-103634	35-2170972

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160, Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1
Exhibit 99.2

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.	Other Events

     On July 1, 2003, Sequoia Residential Funding, Inc. (the “Depositor”) and Wells Fargo Bank Minnesota, National Association (the “Trustee”) entered into a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), pursuant to which the Sequoia Mortgage Trust 2003-4 Mortgage Pass-Through Certificates in the approximate aggregate principal amount of $510,506,200 were issued. In connection with the offering of Mortgage Pass-Through Certificates, RWT Holdings, Inc. (the “RWT”) and the Depositor entered into a Mortgage Loan Purchase and Sale Agreement dated July 1, 2003, pursuant to which RWT conveyed to the Depositor as of the closing on July 29, 2003, all of its interest in the Mortgage Loans. The Pooling and Servicing Agreement, with accompanying Exhibits, is annexed hereto as Exhibit 99.1. The Opinion as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-4 Mortgage Pass-Through Certificates is attached hereto as Exhibit 99.2.

Item 7(c).	Exhibits

99.1	Pooling and Servicing Agreement dated July 1, 2003, by and between Sequoia Residential Funding, Inc., as Depositor, and Wells Fargo Bank Minnesota, N. A., as Trustee.

99.2	Opinion of Chapman and Cutler LLP, dated July 29, 2003, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-4 Mortgage Pass-Through Certificates.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2003

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Harold F. Zagunis
Harold F. Zagunis
Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Pooling and Servicing Agreement dated July 1, 2003, by and between Sequoia Residential Funding, Inc., as Depositor, and Wells Fargo Bank Minnesota, N. A., as Trustee.

99.2	Opinion of Chapman and Cutler LLP, dated July 29, 2003, as to federal income tax matters in connection with the issuance of the Sequoia Mortgage Trust 2003-4 Mortgage Pass-Through Certificates.